                                                                       EXHIBIT 7

                         REGISTRATION RIGHTS AGREEMENT

                                     among


                               PAMECO CORPORATION

                            LITTLEJOHN FUND II, L.P.

                                      and

                         QUILVEST AMERICAN EQUITY, LTD.



                         Dated as of February ___, 2000

                               TABLE OF CONTENTS
                               -----------------

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                                                             Page
                                                             ----

 1.  Definitions...........................................     1
 2.  Demand Registrations..................................     3
 3.  Piggyback Registrations...............................     5
 4.  Registration Pursuant to Rule 415.....................     6
 5.  Obligations of the Company............................     6
 6.  Furnish Information...................................    10
 7.  Suspension of Disposition of Registrable Securities...    10
 8.  Expenses of Registration..............................    10
 9.  Underwriting Requirements; Priorities.................    11
10.  Rule 144..............................................    13
11.  Lockup Agreement......................................    14
12.  Transfer of Registration Rights.......................    14
13.  Indemnification and Contribution......................    15
14.  Remedies..............................................    18
15.  Amendments and Waivers................................    18
16.  Filing Notices and Copies.............................    18
17.  Notices...............................................    18
18.  Counterparts and Facsimile Signatures.................    20
19.  Interpretation........................................    20
20.  Governing Law; Consent to Jurisdiction................    20
21.  Severability..........................................    20
22.  Entire Agreement; Other Registration Rights...........    21
23.  No Third Parties Benefited............................    21
24.  Successors and Assigns................................    21
25.  Effectiveness.........................................    21

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the ____ day of February, 2000, by and among Pameco Corporation, a company organized under the laws of the State of Georgia, Littlejohn Fund II, L.P., a Delaware limited partnership ("Littlejohn") and Quilvest American Equity Ltd., a British Virgin Islands international company ("Quilvest").


                                   BACKGROUND
                                   ----------

     WHEREAS, pursuant to the terms of that certain Securities Purchase Agreement (the "Purchase Agreement") dated as of February ___, 2000, each of Littlejohn and Quilvest have purchased shares of Series A Preferred Shares (as defined herein);

     WHEREAS, each of Littlejohn and Quilvest have entered into a shareholders agreement dated today's date in connection with the Series A Preferred Shares, Additional Preferred Shares (as defined herein) and the Common Stock (as defined herein) underlying them, which sets forth certain rights and obligations of the shareholders (the "Shareholders Agreement"); and

     WHEREAS, the Company (as defined herein) has agreed to provide certain registration rights to each of Littlejohn and Quilvest in each case in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

          1.  Definitions. For purposes of this Agreement, the following terms
              -----------
shall have the following respective meanings:

              (a) "Act" means the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

              (b) "Additional Preferred Shares" means (i) any series of preferred stock issued pursuant to the Purchase Agreement, as the same may be amended or modified from time to time, other than the Series A Preferred Shares, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to or arising from a plan of recapitalization, merger, sale of assets or otherwise.

              (c) "Affiliate" has the meaning set forth in the Purchase
Agreement.

              (d) "Applicable Percentage" has the meaning set forth in the Purchase Agreement.

              (e) "Class A Common Stock" means (i) the Class A Common Stock, par value $0.01 per share, of the Company and (ii) securities which were issued or received in respect of, or in exchange or substitution for the securities described in clause (i) above, including, but not limited to, those arising from a stock dividend, distribution, stock split, reclassification, reorganization, merger, consolidation, sale or transfer of assets or other exchange of securities (including the conversion of Series A Preferred Shares or Class B Common Stock into shares of Class A Common Stock).

              (f) "Class B Common Stock" means (i) the Class B Common Stock, par value $0.01 per share, of the Company and (ii) securities which were issued or received in respect of, or in exchange or substitution for any of the foregoing, including, but not limited to, those arising from a stock dividend, distribution, stock split, reclassification, reorganization, merger, consolidation, sale or transfer of assets or other exchange of securities.

              (g) "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

              (h) "Common Stock" means collectively the Class A Common Stock and the Class B Common Stock.

              (i) "Company" means Pameco Corporation, or any successor by merger, consolidation or other transaction, and shall include any subsidiaries thereof.

              (j) "Counterpart" means a counterpart to this Agreement in the form of Exhibit A hereto, pursuant to the execution of which a Person shall become bound by all of the terms and conditions of this Agreement; it being understood that any Person who shall become a Holder shall be required to execute and become bound by all of the terms and conditions to this Agreement to the same extent as its transferor.

              (k) "Holder" means each of Littlejohn and Quilvest to the extent it holds Registrable Securities, and any other Person holding Registrable Securities to whom registration rights granted under and pursuant to this Agreement have been transferred pursuant to Section 12 hereof.

              (l) "Person" means an individual, a sole proprietorship, a company, a partnership, a limited liability company, a limited liability partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

              (m) "Preferred Stock" means (i) the preferred stock, par value $1.00 per share, of the Company, and (ii) securities which were issued or received in respect of, or in exchange or substitution for the securities described in clause (i) above, including, but not limited to, those arising from a stock dividend, distribution, stock split, reclassification, reorganization, merger, consolidation, sale or transfer of assets or other exchange of securities.

              (n) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement ("Registration Statement") in compliance with the Act and the declaration or ordering of effectiveness of such Registration Statement by the Commission.

              (o) "Registered Holder" means, with respect to a particular Registration Statement, each Holder which is including or has included Registrable Securities in such Registration Statement.

              (p) "Registered Securities" means, the Registrable Securities included in a particular Registration Statement which has been declared effective by the Commission and which has remained effective for the minimum period required under and pursuant to the terms and conditions of this Agreement.

              (q) "Registrable Securities" means (i) any shares of Class A Common Stock beneficially owned (which, for purposes of this Agreement, shall be determined in accordance with Rule 13d-3 of the 1934 Act) by any Holder including, those to be received upon conversion of Series A Preferred Shares, Additional Preferred Shares or Class B Common Stock, to the extent such securities are from time to time hereafter convertible into Class A Common Stock, and (ii) securities which were issued or received in respect of, or in exchange or in substitution for any of the foregoing, including, but not limited to, those arising from a stock dividend, distribution, stock split, reclassification, reorganization, merger, consolidation, sale or transfer of assets or other exchange of securities; it being understood that, as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been disposed of in accordance with such Registration Statement, (y) such securities shall have ceased to be outstanding or (z) such securities shall have been transferred as permitted by, and in compliance with, Rule 144 (or any successor provision) promulgated under the Act.

              (r) "Required Approval" has the meaning set forth in the Purchase Agreement.

              (s) "Series A Preferred Shares" means Series A Cumulative Pay-in-Kind Preferred Stock of the Company, par value $1.00 per share, as the same may be amended or modified from time to time, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

              (t) "1934 Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

              (u) "Warrants" has the meaning set forth in the Purchase
Agreement.

       2.     Demand Registrations.
              --------------------

              (a) At any time after the Required Approval is received, and from time to time thereafter, upon the receipt of a written request from the Holders of a majority of the Registrable Securities beneficially owned by Littlejohn and its Affiliates that the Company file a Registration Statement under the Act covering the registration for the offer and sale of all or part of such Littlejohn's Registrable Securities (a "Littlejohn Demand Registration"), as soon as practicable, the Company shall give written notice to all other Holders of such Littlejohn Demand Registration and shall cause all such Registrable Securities that Littlejohn and such other Holders have requested, which written request must be received by the Company no later than 30 days after the Company shall have given the aforesaid notice, to be registered under the Act, subject to and in accordance with the terms, conditions, procedures and limitations contained in this Agreement, including as set forth in Section 9 below. Three Littlejohn Demand Registrations are entitled to be effected pursuant to this Section 2 and a registration requested pursuant to this Section 2 shall not be deemed to have been effected unless a Registration Statement with respect thereto has become effective, and remained continuously effective without interruption in accordance with the provisions of Section 5(a) hereof, or not withdrawn as permitted in accordance with the terms and conditions of this Agreement. The Holders initiating a Littlejohn Demand Registration may terminate such Littlejohn Demand Registration prior to the filing of a Registration Statement relating thereto, or require the Company to withdraw promptly any Registration Statement which has been filed pursuant to this Section 2 but which has not become effective under the Act, and such registration shall not be deemed to be a Littlejohn Demand Registration if either (i) the Holders of the Registrable Securities sought to be included in such registration agree to pay the costs and expenses of such registration as set forth in Section 8 below, pro rata in accordance with the number of Registrable Securities sought to be sold by each of them in such registration, subject to the provisions of Section 9 below, or (ii) such withdrawal is accompanied by notice from Littlejohn that, in the good faith exercise of its reasonable judgment, there has occurred either (A) a material adverse change in the business, results of operations, financial condition or prospects of the Company or (B) a misstatement or omission in any preliminary prospectus (other than with respect to such information supplied in writing by or on behalf of such Holder expressly for use in such preliminary prospectus) which makes it inadvisable to proceed with the registration.

             (b) At any time and from time to time after the date which is five years after the date hereof, upon the receipt of a written request from the Holders of a majority of the Registrable Securities beneficially owned by Quilvest and its Affiliates that the Company file a Registration Statement under the Act covering the registration for the offer and sale of all or part of such Registrable Securities (the "Quilvest Demand Registration"), as soon as practicable, the Company shall give written notice to all other Holders of such Quilvest Demand Registration and shall cause all such Registrable Securities that Quilvest and such other Holders have requested, which written request must be received by the Company no later than 30 days after the Company shall have given the aforesaid notice, to be registered under the Act, subject to and in accordance with the terms, conditions, procedures and limitations contained in this Agreement, including as set forth in Section 9 below. One Quilvest Demand Registration is entitled to be effected pursuant to this Section 2 and a registration requested pursuant to this Section 2 shall not be deemed to have been effected unless a Registration Statement with respect thereto has become effective, remained continuously effective without interruption in accordance with the provisions of Section 5(a) hereof, or not withdrawn as permitted in accordance with the terms and conditions of this Agreement. The Holders initiating a Quilvest Demand Registration may terminate its Quilvest Demand Registration prior to the filing of a Registration Statement relating thereto, or require the Company to withdraw promptly any Registration Statement which has been filed pursuant to this Section 2 but which has not become effective under the Act, and such registration shall not be deemed to be a Quilvest Demand Registration if either (i) the Holders of the Registrable Securities sought to be included in such registration agree to pay the costs and expenses of such registration as set forth in Section 8 below, pro rata in accordance with the number of Registrable Securities sought to be sold by each of them in such registration, subject to the provisions of Section 9 below, or (ii) such withdrawal is accompanied by notice from Quilvest that, in the good faith exercise of its reasonable judgment, there has occurred either (A) a material adverse change in the business, results of operations, financial condition or prospects of the Company, or (B) a misstatement or omission in any preliminary prospectus (other than with respect to such information supplied in writing by or on behalf of such Holder expressly for use in such preliminary prospectus) which makes it inadvisable to proceed with the registration.

             (c) If at the time of any request to register Registrable Securities pursuant to this Section 2, the Company is preparing or within 30 days thereafter engages a managing underwriter and commences to prepare a Registration Statement for a public offering (other than a registration effected solely to implement an employee benefit plan) which in fact is filed and becomes effective within 120 days after the date the Holders initiating a Demand Registration notify the Company of its intention to effect a Demand Registration, respectively (any of which is herein a "Demand Registration"), or is engaged in any material acquisition or divestiture or other business transaction with a third party which would be adversely affected by the Demand Registration to the material detriment of the Company, then the Company may at its option direct that such request for a Demand Registration be delayed for a period not in excess of 120 days from the date of such request, such right to delay a request pursuant to this Section 2(c) or in Section 4 below to be exercised by the Company not more than once in any one year period.

     3.      Piggyback Registrations.
             -----------------------

             (a) If at any time after the Required Approval is received, and from time to time thereafter, the Company proposes to register its Common Stock under the Act, either for its own account or for the account of others (including and to the extent any such registrations are effected pursuant to Section 2 hereof), in connection with the public offering of such Common Stock solely for cash, on a registration form that would also permit the registration of Registrable Securities (other than registration statement on Form S-8 or any successor form, or a registration on Form S-4 for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity), the Company shall, each such time, promptly give each Holder written notice of such proposal (a "Piggyback Registration Notice"). Within 30 days after the Piggyback Registration Notice is given, the Holders may give notice as to the number of shares of Registrable Securities, if any, which such Holders request to be registered simultaneously with such registration by the Company ("Piggyback Registration"). The Company shall include any Registrable Securities in such Registration Statement (or in a separate Registration Statement concurrently filed) which the Holders thereof request to be registered under the Act, subject to and in accordance with the terms, conditions, procedures and limitations contained in this Agreement, including the provisions of Section 9 below.

             (b) Notwithstanding the foregoing, if the Piggyback Registration was initiated by the Company to effect a primary public offering of its securities and, if at any time the Company decides after giving written notice of its intention to so register securities and before the effectiveness of the Registration Statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by prior written notice to each Holder, (i) in the case of a determination not to effect such registration, relieve itself of its obligation to register the Registrable Securities in connection with such registration or (ii) in the case of a determination to delay registration, delay the registration of such Registrable Securities for the same period as the delay in the registration of such other securities. Each Holder requesting inclusion in a registration pursuant to this
Section 3 may, at any time before the effective date of the Registration Statement relating to such registration, revoke such request by written notice of such revocation to the Company, in which case the Company shall cause such Holder's Registrable Securities to be withdrawn from such Registration Statement.

     4.   Registration Pursuant to Rule 415. At such time as the Company shall
          ---------------------------------
have qualified for the use of Form S-3 or any similar form promulgated by the Commission, Littlejohn shall have the right to require, subject to the last sentence of this Section 4, on one occasion during each calendar year that the Company file a Registration Statement on Form S-3 pursuant to Rule 415 under the Act (a "Rule 415 Request"). Notwithstanding the foregoing, the Company shall not be obligated to effect the filing of a registration pursuant to this Section 4 if, at the time of any request to register Registrable Securities pursuant to
Section 4, the Company is preparing, or within 30 days thereafter engages a managing underwriter and commences to prepare, a Registration Statement for a public offering (other than a registration effected solely to implement an employee benefit plan) which in fact is filed and becomes effective within 120 days after the date Littlejohn makes the Rule 415 Request, or is engaged in any material acquisition or divestiture or other business transaction with a third party which would be adversely affected by the Rule 415 Request to the material detriment of the Company, then the Company may at its option direct that such Rule 415 Request be delayed for a period not in excess of 120 days from the date of such request, such right to delay a request pursuant to this Section 4 or in
Section 2(c) above to be exercised by the Company not more than once in any one year period. Upon receipt of a Rule 415 Request, as soon as practicable, the Company shall give written notice thereof to all other Holders and shall cause all such Registrable Securities that Littlejohn and such other Holders have requested to be registered, no later than 30 days after the Company shall have given the aforesaid notice, to be registered under the Act, subject to and in accordance with the terms, conditions, procedures and limitations contained in this Agreement, including as set forth in Section 9 below. No registration pursuant to this Section 4 shall count as a Demand Registration pursuant to
Section 2. Three registrations are entitled to be effected pursuant to this
Section 4 and a registration requested pursuant to this Section 4 shall not be deemed to have been effected unless a Registration Statement with respect thereto has become effective, and remained continuously effective without interruption in accordance with the provisions of Section 5(a) hereof, or not withdrawn as permitted in accordance with the terms and conditions of this Agreement.

     5.   Obligations of the Company. Whenever required under this Agreement to
          --------------------------
effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its best efforts to cause such Registration Statement to be declared effective by the Commission, and keep such registration effective, until the date when all Registrable Securities covered by the Registration Statement have been sold; provided, however, unless the Company and the Holders of a majority of the Registrable Securities covered by a particular Registration Statement otherwise agree, the foregoing effectiveness period shall not exceed, (x) in the case of registration under Section 2 or 3 hereof, 180 days after the effective date of the Registration Statement or any amendments thereto, and (y) in the case of a registration under Section 4 hereof, 365 days after the effective date of the Registration Statement, or any amendments thereto.

          (b) furnish to each Holder of Registrable Securities covered by such Registration Statement and the underwriters, if any, within a reasonable period of time prior to the making of any filing thereof, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of each Holder and the underwriters, and the Company will not file such Registration Statement or any amendment thereto or any prospectus or any supplement thereto including any documents incorporated by reference therein) with the Commission if (i) the Holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object to such filing or (ii) information in such Registration Statement or prospectus concerning a particular Registered Holder is inaccurate;

          (c) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective until the applicable date referred to in
Section 5(a) hereof and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Act;

          (d) furnish to the Registered Holders such number of copies of such Registration Statement, each amendment thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), each supplement thereto and such other documents, as they may reasonably request in order to facilitate the disposition of Registered Securities owned by them;

          (e) use its best efforts to register and qualify the Registered Securities under such other securities laws of such jurisdictions as shall be reasonably requested by any Registered Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable each Registered Holder to consummate the disposition of the Registered Securities owned by such Holder in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to qualify generally to transact business in any such states or jurisdictions;

          (f) promptly notify each Registered Holder at any time when a prospectus is required to be delivered under the Act of the happening of any event (including a reasonably detailed description of such event) as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registered Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (g) make available for inspection by any Registered Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Registered Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such Registered Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

          (h) promptly notify the Registered Holders and the underwriters, if any, of the following events and, if requested by any such Person, confirm such notification in writing and provide copies of any relevant documents relating to: (i) the filing of the prospectus or any prospectus supplement and the Registration Statement and any amendment or post-effective amendment thereto and, with respect to the Registration Statement and any amendment or post-effective amendment thereto, the declaration of the effectiveness of such documents, (ii) any comment letters from or requests by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (iii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registered Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

          (i) use its best efforts to prevent the entry of any order suspending the effectiveness of the Registration Statement, or the qualification, or exemption from qualification, of such securities included therein for sales in any jurisdiction, and to obtain the withdrawal of any such order, if entered;

          (j) if reasonably requested by any underwriter or a Registered Holder in connection with any underwritten offering, incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the Holders of a majority of the Registrable Securities covered by the particular Registration Statement agree should be included therein relating to the sale of such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten offering of such Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (k) cooperate with the Registered Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates evidencing Registered Securities and not bearing any restrictive legends, and enable such Registered Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registered Securities to the underwriters;

          (l) provide a transfer agent, registrar and CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

          (m) prior to the effectiveness of the Registration Statement and any post-effective amendment thereto and at each closing of any underwritten offering, (i) make such representations and warranties to the Registered Holders and the underwriters, if any, with respect to the Registered Securities and the Registration Statement as are customarily made by issuers to underwriters in primary underwritten public offerings and such other matters as may be reasonably requested by such Registered Holders and underwriters or their counsel, (ii) obtain opinions of counsel to the Company and updates thereof (which opinions shall be reasonably satisfactory to the underwriters, if any, and to the Holders of a majority of the Registered Securities) addressed to each Registered Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in primary underwritten public offerings of securities and such other matters as may be reasonably requested by such Holders and underwriters or their counsel, (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Company's board of Directors, each Registered Holder and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters required by underwriters in connection with primary underwritten public offerings of securities (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registered Securities being sold and by the underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

          (n) enter into such agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registered Securities and in such connection, in the case of an underwritten offering, enter into an underwriting agreement or other similar agreement in form, scope and substance as is customary in primary underwritten public offerings which underwriting agreement shall set forth in full the indemnification provisions and procedures of Section 13 hereof with respect to all parties to be indemnified pursuant to said Section; it being understood that the foregoing shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (o) use its best efforts to cause all Registered Securities included in such Registration Statement to be listed, by the date of first sale of Registered Securities pursuant to such registration statement, on the New York Stock Exchange and on each other securities exchange on which shares of Common Stock are then listed or proposed by the Company to be listed, if any.

          (p) provide such reasonable assistance in the marketing of the Registered Securities as is customary of issuers in primary underwritten public offerings (including participation by its senior management in "road shows"); and

          (q) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act no later than 45 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registered Securities are sold to underwriters in a firm or best efforts underwritten offering or (ii) if not sold to underwriters in such an offering, beginning with the first day of the first fiscal quarter of the Company commencing after the effective date of the Registration Statement, which earnings statement will cover such 12-month period.

   6.     Furnish Information. The Registered Holders shall furnish to the
          -------------------

Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition by them of such Registrable Securities as is customarily provided by selling security holders and as any underwriters shall reasonably request.

   7.     Suspension of Disposition of Registrable Securities. Each Registered
          ---------------------------------------------------
Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) or 5(h)(3) or (4) hereof, such Registered Holder will forthwith discontinue disposition of Registered Securities until such Registered Holder's receipt of copies of a supplemented or amended prospectus contemplated by Section 5(f) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Registered Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Registered Holder's possession, of the prospectus covering such Registered Securities at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 5(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) or 5(h)(3) or (4) hereof to and including the date when each Registered Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof or the Advice.

   8.     Expenses of Registration.
          ------------------------

          (a) Except as provided in Section 8(b) through 8(d) hereof, all expenses incurred in connection with a registration pursuant to this Agreement, whether or not a registration is consummated, including expenses, fees and taxes in connection with (i) the preparation and filing of any Registration Statement, each preliminary prospectus, the final prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to any underwriters and to dealers (including costs of mailing and shipment),
(ii) the preparation, issuance and delivery of the certificates for the Registrable Securities to offered and sold hereunder, including any stock or other transfer taxes or duties payable upon the sale thereof, (iii) the printing of any underwriting agreement and any dealer agreements and furnishing of copies of each to the underwriters and to dealers (including costs of mailing and shipment) participating in any registration, (iv) the qualification of the Registrable Securities for offering and sale under state laws (including the legal fees and filing fees and other disbursements of counsel in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the filing for listing or approval for quotation of the Registrable Securities on the New York Stock Exchange and on any national securities exchange (including the legal fees and filing fees and other disbursements of counsel in connection therewith),
(vi) filing for review of the public offering of the Registrable Securities by the National Association of Securities Dealers, Inc. (including the legal fees and filing fees and other disbursements of counsel in connection therewith),
(vii) the fees and expenses of any transfer agent or registrar for the Registrable Securities, (viii) making road show presentations with respect to the offering of the Registrable Securities, (ix) the legal fees and disbursements charged by counsel to the Company and by counsel to the underwriters, if any, (x) the fees and disbursements charged by the accountants to the Company, and (xi) fees and disbursements charged by one counsel either
(A) chosen by Littlejohn in the case of a Littlejohn Demand Registration, (B) chosen by Quilvest in a Quilvest

Demand Registration, or (C) chosen by the Holders of a majority of the Registrable Securities being offered and sold in any other registration pursuant to which Registrable Securities are being offered, shall be borne by the Company.

           (b) Each Holder agrees to pay all underwriting discounts and commissions and the fees and disbursements of any legal counsel retained by it, other than the legal counsel referred to in clause (xi) of Section 8(a) above. Additionally, the Company agrees to use its best efforts to cause its transfer agent or its counsel to serve as a custodian, to the extent any underwriters participating in any such registration shall require the participation of a custodian for any selling security holders and, in such event, the Company shall be responsible for the fees and disbursements of its transfer agent or its counsel acting in such custodial capacity.

           (c) All expenses incurred in connection with a registration which are, under this Section 8, to be borne by Registered Holders shall be borne pro rata by the Registered Holders on the basis of the number of such Holder's Registered Securities (or Registrable Securities proposed to be registered, as the case may be); provided, however, that if any such cost or expense is attributable solely to one Registered Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to and borne by that Registered Holder.

   9.      Underwriting Requirements; Priorities.
           -------------------------------------

           (a)  With respect to a Littlejohn Demand Registration pursuant to
Section 2, the investment banker(s), book runner(s) and managing underwriter(s) to administer such registration shall be selected by the Holders of Registrable Securities initiating such Littlejohn Demand Registration, subject to the approval of the Company, which approval will not be unreasonably withheld, delayed or conditioned. With respect to a Quilvest Demand Registration pursuant to Section 2, the investment banker(s) book runner(s) and managing underwriter(s) to administer such registration shall be selected by the Holders of Registrable Securities initiating such Quilvest Demand Registration, subject to the approval of the Company, which approval will not be unreasonably withheld, delayed or conditioned. The Company will have the right to select the investment banker(s), book runners(s) and manager(s), if any, to administer any offering which is initiated by the Company.

           (b) (i) If a registration under Section 2 hereof is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and shares of Common Stock requested to be registered exceeds the number of shares which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in such registration, such Registrable Securities and other shares of Common Stock, until Littlejohn shall have received Aggregate Proceeds (as determined pursuant to subsection (h) below) equal to the amount invested by Littlejohn and its Affiliates to purchase Series A Preferred Shares, Additional Preferred Shares and Warrants, plus the amount of accrued and unpaid dividends thereon, in each case, through the date of the filing of the applicable Registration Statement (determined from time to time, the "Return Amount"), determined as follows: first, Registrable Securities owned by Littlejohn (and its Affiliates), on the one hand, and Quilvest (and its Affiliates), on the other hand, allocated between the two groups pro rata based upon the Applicable Percentages of

Littlejohn and Quilvest, respectively; second, to any other Persons having a contractual right to cause the Company to register shares of Common Stock, pro rata among them based upon the number of shares of Common Stock which they have requested be registered; and thereafter, to the Company.

                 (ii) If a registration under Section 2 hereof is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and shares of Common Stock requested to be registered exceeds the number of shares which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in such registration, such Registrable Securities and other shares of Common Stock, after Littlejohn shall have received the Return Amount, determined as follows: first, Registrable Securities owned by Littlejohn (and its Affiliates), on the one hand, and Quilvest (and its Affiliates), on the other hand, allocated between the two groups pro rata based upon the number of Registrable Securities which they have requested be registered; second, to any other Persons having a contractual right to cause the Company to register shares of Common Stock, pro rata among them based upon the number of shares of Common Stock which they have requested be registered; and thereafter, to the Company.

            (c) If a registration under Section 3 hereof is an underwritten offering initiated by the Company and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and shares of Common Stock requested to be included in such registration exceeds the number of shares which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in such registration, such Registrable Securities and other shares of Common Stock based on the allocations set forth in subsection (b) above, except that the Company shall be permitted to include all shares of Common Stock proposed to be registered and sold by it for its own account before any Registrable Securities or shares of Common Stock are included by any other Person, including Littlejohn, Quilvest, and their respective Affiliates.

            (d) If a registration under Section 3 hereof is an underwritten offering initiated pursuant to contractual rights of shareholders of the Company not party to this Agreement (the "Other Shareholders") and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and shares of Common Stock requested to be included in such registration exceeds the number of shares which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in such registration, such Registrable Securities and other shares of Common Stock based on the allocations set forth in subsection (b) above, except that the Other Shareholders shall be permitted to include all shares of Common Stock proposed to be registered and sold by them for their own account before any Registrable Securities or shares of Common Stock are included by any other Person, including the Company, Littlejohn, Quilvest, and their respective Affiliates.

            (e) Notwithstanding anything to the contrary herein, in connection with any registration as to which this Agreement applies, Littlejohn (and its Affiliates), on the one hand, and Quilvest (and its Affiliates), on the other hand, shall allocate between the two groups all Registrable Securities to be sold by them as follows: until Littlejohn shall have received the Return Amount, pro rata based upon the Applicable Percentages of Littlejohn and

Quilvest, respectively; and after Littlejohn has received the Return Amount, pro rata based upon the number of shares of Common Stock which they have requested be registered.

            (f) No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            (g) The Company shall not grant registration rights to any Person which impair in any way the priorities for inclusion in a registration set forth in this Section 9, including, without limitation, by providing any such Person with higher priority than or equal priority to that provided to the parties herein with regard to any Registration Statement filed by be Company, whether upon such Person's demand or otherwise.

            (h) For purposes of this Agreement, "Aggregate Proceeds" shall be determined as of the original date of the filing of a particular Registration Statement, and shall equal the gross proceeds received as of the date of determination by Littlejohn or its Affiliates from sales, if any, of Registered Securities, or from sales of Series A Preferred Shares, Additional Preferred Shares or Common Stock in transactions which are otherwise exempt from the registration requirements of the Act.

            (i) The Company represents and warrants to the Holders that, as of the date hereof, it is not a party to any binding agreement or understanding, whether written or oral, which provides for an obligation on the part of the Company to register any of its Securities under or pursuant to the Securities Act.

     10.    Rule 144. The Company will timely file the reports required to be
            --------
filed by it under the Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and will use its best efforts to take such further action as any Holder of Registrable Securities may reasonably deem to be necessary, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (i) Rule 144 under the Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

     11.    Lockup Agreement.
            ----------------

            (a) Each Holder agrees that, upon the request of and to the extent required by the managing underwriter(s) or book runner(s) for a registration of the Common Stock at the time of which such Holder is either a Restricted Holder (as defined in Section 11(a) hereof) or participating in such registration as a selling shareholder, such Holder will not sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration or in any Registration Statement previously declared effective) without the prior written consent of the Company or such underwriters, as the case may be, or unless the Company is permitted to sell under Section 11(b) hereof, during the seven days prior to, and during the 180-day period beginning on, the effective date of such registration. Each Holder described in the immediately preceding sentence agrees to confirm the substance and intent of this Section 11(a) in writing directly to the managing underwriter(s) and book runner(s) in such form as they shall reasonably request. "Restricted Holder" shall mean any Holder who beneficially owns (as defined in Rule 13d-3 under the Exchange Act) 2% or more of the then outstanding Common Stock, any director or executive officer of the Company (without regard to his or her level of ownership of Common Stock), or any Holder whose Registrable Securities are being included in the registration (without regard to the amount of Registrable Securities being registered).

            (b) The Company agrees (i) not to effect any public or private sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, or otherwise grant any option for the purchase of its equity securities (other than options issued by the Company pursuant to any stock option plan or other employee benefit plan), during the seven days prior to and during the 180-day period beginning on the effective date of any Registration Statement related to a registered underwritten public offering pursuant to which Registrable Securities are to be sold (other than registration statement on Form S-8 or any successor form, or a registration on Form S-4 for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity), unless the underwriters managing the registered public offering otherwise agree and (ii) not to issue securities to any Person if, after giving effect to such issuance, to the knowledge of the Company, such Person would be the beneficial owner of in excess of 2% of the Common Stock unless such Person agrees, in the context of a registration contemplated hereby, not to effect any sale or distribution of any such securities during the period referred to above (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     12.    Transfer of Registration Rights. Provided that the Company is given
            -------------------------------
written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, the registration rights under this Agreement may be transferred in whole or in part in connection with the transfer of Registrable Securities. Notwithstanding the foregoing, if such transfer is subject to covenants, agreements or other undertakings restricting transferability thereof the registration rights under this Agreement shall not be transferred in connection with such transfer unless such transfer complies with all such covenants, agreements and other undertakings. In all cases, such registration rights shall not be transferred unless the transferee thereof executes a Counterpart.

     13.    Indemnification and Contribution.
            --------------------------------

            (a) To the full extent permitted by law, the Company will and hereby does (i) indemnify and hold harmless each Holder, each director, officer, partner, employee, affiliate, or agent of or for such Holder, any underwriter (as defined in the Act), and each Person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages, costs or liabilities, joint or several, to which they may become subject insofar as such losses, claims, damages, costs or liabilities (or actions in respect thereof) arise out of, are caused by, or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any amendments or supplements thereto, or (A) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) arise out of, are caused by, or are based on any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus or final prospectus contained in such Registration Statement, including any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, or (C) arise out of, or are caused by, any violation by the Company of any securities law, rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and (ii) will reimburse each such Person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, costs, liability, or action; provided, however, that the indemnity agreement contained in this Section 13(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned) nor shall the Company be liable to a Holder, underwriter or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder, underwriter or controlling person. This indemnity shall be in addition to other indemnification arrangements to which the Company and any Holders may otherwise be party.

           (b) To the full extent permitted by law, each Holder whose Registrable Securities are included for offer and sale in a registration under this Agreement, severally and not jointly, will and hereby does (i) indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Act, and any underwriter (as defined in the Act), each other Holder and each Person, if any, who controls such underwriter or other Holder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, other Holder or underwriter may become subject, under the Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of, are caused by, or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) arise out of, are caused by, or are based on any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus or final prospectus contained in such Registration Statement, including any amendments or supplements thereto, or arise out of or are based on the omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, in each of clauses (A) and (B) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement; and (ii) will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, other Holder, controlling person or underwriter attributable to investigating or defending any loss, claim, damage, liability or action indemnified by such Holder pursuant to clause (i); provided, however, that the indemnity agreement contained in this
Section 13(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, delayed or conditioned). In no event shall the liability of any Registered Holder be greater than the dollar amount of the proceeds (net of payment of all expenses) received by such Registered Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c)  Promptly after receipt by an indemnified party under this
Section 13 of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 13, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. If prejudicial to any material extent to his ability to defend such action, the failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, shall relieve such indemnifying party of any liability to the indemnified party under this Section 13 to the extent so prejudiced, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 13. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless: (i) such indemnifying party has agreed to pay such expenses, (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party or (iii) such indemnified party shall have been advised in writing by counsel that either there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such affiliate or controlling person or a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its affiliate or controlling person; provided, however, that such indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party.

            (d) The indemnifying party's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party, and will survive the transfer of securities. No Person guilty of fraudulent misrepresentation within the meaning of Section

11(f) of the Act shall be entitled to indemnification from any Person who was not guilty of such fraudulent misrepresentation.

            (e) If the indemnification provided for in this Section 13 is for any reason, other than pursuant to the terms thereof, held to be unavailable or insufficient to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified parties in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits received by the indemnifying and indemnified parties from the offering of Registrable Securities. The relative benefits received by a party shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by such party bears to the total proceeds from the offering received by all parties. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or a Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation taking into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary, no Holder shall be required to contribute pursuant to this subsection (e) any amount in excess of the proceeds received by such Holder (net of all expenses of such registration paid by such Holder).

     14.    Remedies. In addition to being entitled to exercise all rights
            --------
provided in this Agreement as well as all rights granted by law, including recovery of damages, each Holder of Registrable Securities will be entitled to specific performance of its rights under this Agreement without the requirement that a bond be posted. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees not to raise the defense in any action for specific performance that a remedy at law would be adequate.

     15.    Amendments and Waivers. The provisions of this Agreement, including
            ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has agreed in writing thereto and has obtained the written consent of both the Holders of (i) a majority of the Registrable Securities and (ii) Littlejohn (if Littlejohn is then a Holder of at least

10% of the Registrable Securities then governed by this Agreement).

     16.    Filing Notices and Copies. The Company shall provide to each Holder
            -------------------------
of Registrable Securities such number of copies of any Registration Statement, amendment thereto (including post-effective amendments) or other report, document or notice that is filed with the Commission or other authority under the securities laws, as may be reasonably requested by such Holder of Registrable Securities. In addition, the Company shall provide prior notice to any Holder of Registrable Securities of any such filing of a Registration Statement or amendment thereto, provided that the foregoing notice provision shall not shorten any other advance notice provision contained in this Agreement.

     17.    Notices. All notices and other communications hereunder shall be in
            -------
writing and shall be given to the Person either by hand delivery or by United States express mail, postage prepaid, or by overnight courier services guaranteeing next business day delivery, charges prepaid, or by telecopier, to:

     If to the Company, to:

            Pameco Corporation
            1000 Center Place
            Norcross, GA 30093
            Attention:  Vice Chairman and Chief Financial Officer
            Facsimile:  770-798-7141
            Telephone:  770-798-0700
          with a copy to:

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, NY 10038
          Attention:  E. David Robertson, Esquire
          Facsimile:  212-504-6666
          Telephone:  212-504-6000

     If to Littlejohn, to:

          Littlejohn & Co., LLC
          115 East Putnam Avenue
          Greenwich, CT 06830
          Attention:  Mr. Angus C. Littlejohn, Jr.
          Facsimile:  203-861-4009
          Telephone:  203-861-4005

          with a copy to:

          Pepper Hamilton LLP
          3000 Two Logan Square
          Eighteenth and Arch Streets
          Philadelphia, PA 19103-2799
          Attention:  James D. Epstein, Esquire
          Facsimile:  215-981-4750
          Telephone:  215-981-4000

     If to Quilvest, to:

          c/o Three Cities Research, Inc.
          650 Madison Avenue
          New York, NY 10022
          Attention:  Mr. Willem F.P. De Vogel
          Facsimile:  212-980-1142
          Telephone:  212-838-9660
          with a copy to:

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, NY 10019-6046
          Attention:  Richard Borisoff, Esquire
          Facsimile:  212-757-3990
          Telephone:  212-373-3000

If the notice is sent by United States express mail or by overnight courier services, it shall be deemed to have been given to the Person entitled thereto one business day after deposited with the post office or the courier service for delivery to that Person or, in the case of a notice given by hand delivery or telecopy, when received. Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

       18.  Counterparts and Facsimile Signatures. This Agreement may be
            -------------------------------------
executed, including by facsimile signature, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

       19.  Interpretation. Unless the context of this Agreement otherwise
            --------------
requires, (i) words of any gender include each gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the term "including" or similar words shall be construed as to refer to such matter without limitation thereof. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       20.  Governing Law; Consent to Jurisdiction. This Agreement shall be
            --------------------------------------
construed and enforced in accordance with the laws of the State of New York without regard to the application of the principles of conflicts or choice of laws. Each party hereto submits to the jurisdiction of the courts of the State of New York in New York County and to the jurisdiction of the United States District Court for the Southern District of New York, and hereby agrees that service of process may be effected in accordance with the delivery methods described in Section 17 above.

       21.  Severability. Whenever possible, each provision of this Agreement
            ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

       22.  Entire Agreement; Other Registration Rights. This Agreement is
            -------------------------------------------
intended by the parties as a final expression of their agreement with regard to the subject matter hereof and intended to be a complete and exclusive statement of the agreement and matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter (including and any prior arrangements and understandings between the Company, on the one hand, and either Littlejohn, Quilvest, or their respective Affiliates, on the other hand, relating to the registration of any securities under the
Act). The Company represents and warrants to Littlejohn and Quilvest that it is not a party to any other contract, agreement or arrangement which provides for the registration of its securities under the Act.

       23.  No Third Parties Benefited. Nothing in this Agreement, express or
            --------------------------
implied, is intended, except as set forth herein, to confer upon any third party any rights, remedies, obligations or liabilities.

       24.  Successors and Assigns. This Agreement shall inure to the benefit of
            ----------------------
and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns including, without limitation, subsequent Holders of Registrable Securities agreeing to be bound by all and the terms and conditions of this Agreement.

       25.  Effectiveness. This Agreement shall become effective upon the
            -------------
completion of the Initial Closing (as such term is defined in the Purchase Agreement), and only if the Initial Closing actually occurs.

     IN WITNESS WHEREOF, this Registration Rights Agreement has been executed as of the date and year first above written.

                              COMPANY:

                              PAMECO CORPORATION


                              By:  /s/ James R. Balkom, Jr.
                                   -------------------------------------------
                                   Name:  James R. Balkom, Jr.
                                   Title: Chief Executive Officer and Chairman


                              LITTLEJOHN FUND II, L.P.

                              By: Littlejohn Associates II, L.L.C., its General Partner


                              By:  /s/ Angus C. Littlejohn, Jr.
                                   -------------------------------------------
                                   Name:  Angus C. Littlejohn, Jr.
                                   Title: Managing Member


                              QUILVEST AMERICAN EQUITY, LTD.


                              By:  /s/ Willem F. P. deVogel
                                   -------------------------------------------
                                   Name:  Willem F. P. deVogel
                                   Title: Attorney-in-Fact

                                   Exhibit A
                                      TO
                         REGISTRATION RIGHTS AGREEMENT

                                  COUNTERPART
                                  -----------


          THIS INSTRUMENT forms part of the Registration Rights Agreement (as amended from time to time, the "Agreement") made as of the _____ day of February, 2000, by and among Pameco Corporation, a company organized under laws of the State of Georgia, Littlejohn Fund II, L.P., a Delaware Limited Partnership, Quilvest American Equity, Ltd., a British Virgin Islands international company, and any additional Holders (as defined in the Agreement), from time to time, which Agreement permits execution (including by facsimile) by counterpart. The undersigned hereby acknowledges having received a copy of the Agreement (which is annexed hereto as Annex I) and having read the Agreement in its entirety, and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, hereby agrees that the terms and conditions of the Agreement shall be binding upon the undersigned as a Holder, and such terms and conditions shall inure to the benefit of and be binding upon the undersigned, and its successors and permitted assigns.

          IN WITNESS WHEREOF, the undersigned has executed this instrument this _______ day of _____________, ______.


                                        ______________________________________
                                        (Signature of Holder)

                                        ______________________________________
                                        (Print Name of Person, if an Entity)

                                        ______________________________________
                                        (Print Name & Title of Person Signing)